UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2008
Apco Argentina Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Mail Drop 26-4, Tulsa, Oklahoma	74104
(Address of principal executive offices)	(Zip Code)
918/573-2164
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On February 21, 2008, Apco Argentina Inc. (“Apco”) issued a press release announcing 2007 oil, natural gas, and liquefied petroleum gas sales volumes of 3.827 million barrels of oil equivalent from its combined consolidated and equity interests. The press release also provided an update on Apco’s 2007 drilling program. A copy of the press release is furnished as a part of this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The press release is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.
     The information discussed in Item 2.02 above and the copy of the press release furnished as Exhibit 99.1 is incorporated herein by reference.
     The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit 99.1 Copy of Apco’s press release dated February 21, 2008.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, Apco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO ARGENTINA INC.

Date: February 21, 2008	By:	/s/ Thomas Bueno

	Name:	Thomas Bueno
	Title:	President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
Number	DESCRIPTION

99.1	Copy of Apco’s press release dated February 21, 2008.